EXHIBIT 31.1

FORM 10-K CERTIFICATION

CERTIFICATION PURSUANT TO RULE 13a-14(a) AND 15d-14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED

PURSUANT TO SECTION 302 OF THE SARBANE-OXLEY ACT.

I, Themistocles Psomiadis, certify that:

1.	I have reviewed this annual report on Form 10-K of Naturewell, Incorporated ("Registrant") for the period ending December 31, 2012;
2.	Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Registrant as of, and for, the periods presented in this report;
4.	The Registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for Registrant and have:
a.	Designed such disclosure controls and procedures to ensure that material information relating to Registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;
b.	Designed such internal controls over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c.	Evaluated the effectiveness of Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d.	Disclosed in this report any change in Registrant's internal controls over financial reporting that occurred during Registrant's most recent fiscal quarter that has materially affected or is reasonably likely to materially affect, Registrant's internal control over financial reporting.
5.	The Registrant's other certifying officer and I have disclosed, based on my most recent evaluation of internal control over financial reporting, to Registrant's auditors and the audit committee of Registrant's board of directors (or persons performing the equivalent functions):
a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Registrant's ability to record, process, summarize and report financial information; and
b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in Registrant's internal control over financial reporting.

Date: April 15, 2013

/s/ THEMISTOCLES PSOMIADIS

Themistocles Psomiadis

Chief Executive Officer